Exhibit 10.1

AMENDMENT TO TRANSACTION DOCUMENTS

This AMENDMENT TO TRANSACTION DOCUMENTS, dated as of August 30, 2018, (this “Amendment”), is entered into by and among the undersigned in connection with (i) that certain Pension Plan Protection and Forbearance Agreement, dated as of March 18, 2016 (as amended, extended, restated, replaced, supplemented or otherwise modified from time to time, the “PPPFA”), by and among Sears Holdings Corporation, a Delaware corporation (the “Company”), certain Subsidiaries of the Company party thereto (together with the Company, the “Sears Parties”) and Pension Benefit Guaranty Corporation (“PBGC”, and collectively with the Sears Parties, the “Parties”), (ii) the Craftsman Consent (as defined below) and (iii) the REMIC Amendment (as defined below). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the PPPFA.

WHEREAS, pursuant to the PPPFA, the Sears Parties agreed to provide PBGC and the Pension Plans with certain enhanced protections in exchange for PBGC’s agreement to forbear from initiating termination proceedings with respect to the Pension Plans pursuant to ERISA Section 4042 for the term and under the conditions provided in the PPPFA;

WHEREAS, the Parties have entered into that certain Consent, Waiver and Amendment, dated as of March 8, 2017 (as amended, extended, restated, replaced, supplemented or otherwise modified from time to time, the “Craftsman Consent”), pursuant to which, subject to the terms and conditions of the Craftsman Consent, PBGC consented to the consummation of the Craftsman Transaction (as defined in the Craftsman Consent) and the Parties agreed to certain amendments to the PPPFA;

WHEREAS, pursuant to the terms of the Craftsman Consent, the Company caused certain of its Subsidiaries to grant Residual 2019 Contribution Liens (as defined in the Craftsman Consent) to PBGC on the real property assets set forth on Exhibit 1 attached to the REMIC Amendment (each, a “Craftsman Mortgaged Property” and, collectively, the “Craftsman Mortgaged Properties”) pursuant to mortgages or deeds of trust executed by the applicable Subsidiary and PBGC and recorded in the applicable recording office (each, as amended, extended, restated, replaced, supplemented or otherwise modified from time to time, a “Craftsman Mortgage” and, collectively, the “Craftsman Mortgages”);

WHEREAS, pursuant to the terms of the Craftsman Consent, the Company, PBGC, and U.S. Bank National Association (as it may be replaced from time to time, the “Escrow Agent”) have entered into that certain Escrow Agreement dated as of June 29, 2017 (as defined in the Craftsman Consent, and as further amended, extended, restated, replaced, supplemented or otherwise modified from time to time, the “Consent Escrow Agreement”);

WHEREAS, the Parties have entered into that certain REMIC Amendment to PPPFA, Craftsman Consent and Other Transaction Documents, dated as of November 7, 2017 (as amended, extended, restated, replaced, supplemented or otherwise modified from time to time, the “REMIC Amendment”), pursuant to which, subject to the terms and conditions of the REMIC Amendment, the Parties agreed to certain amendments to the PPPFA, the Craftsman Mortgages, the Consent Escrow Agreement (as amended, as further amended pursuant to this Amendment, as may be further amended, extended, restated, replaced, supplemented or otherwise modified from time to time, the “Amended Consent Escrow Agreement”) and the other Transaction Documents (including, without limitation, permitting the Company and its Subsidiaries to monetize any or all of the Craftsman Mortgaged Properties so long as all net proceeds of such monetization were promptly deposited into the Escrow Account (as defined in the Craftsman Consent) and certain other conditions were satisfied); and

WHEREAS, subject to the terms and conditions set forth herein, the Parties wish to further amend the PPPFA, the Craftsman Consent, the Craftsman Mortgages, the REMIC Amendment and the other Transaction Documents as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, it is agreed as follows:

1. Craftsman Mortgaged Properties and Exempt Transactions.

(a) Effective upon the occurrence of the Effective Date (as defined below):

(i) The Parties hereby agree that, notwithstanding anything to the contrary set forth in the PPPFA or any other Transaction Document (including, without limitation, the Craftsman Consent, the Craftsman Mortgages and the REMIC Amendment), the Company shall (A) use commercially reasonable efforts (which efforts shall not require the payment of any amounts, incurrence of any liabilities or giving of any other consideration of any kind) to cause all mortgagors under the Craftsman Mortgages (each mortgagor, a “Payor”, and collectively, the “Payors”)), on or before September 30, 2018, to monetize (by sale, financing, sale/leaseback or other transaction similar to the foregoing) any or all of the Craftsman Mortgaged Properties, and (B) if such monetization is consummated, cause the Payors to deposit into the Escrow Account funds in an aggregate amount equal to $32,000,000 (the “Required Deposit”, and the date of such deposit, the “Deposit Date”), with each Payor to deposit into the Escrow Account its respective amount of the Required Deposit set forth on Schedule 1 hereto, with such amounts based upon the pro rata appraised values of each of the Craftsman Mortgaged Properties. The Parties hereby further agree that (x) upon the making of the Required Deposit, Section 3(c) of the Craftsman Consent and Section 2(a)(i) of the REMIC Amendment shall be automatically of no further force or effect, the Residual 2019 Contribution Liens on all Craftsman Mortgaged Properties shall be automatically released and all Craftsman Mortgages on all Craftsman Mortgaged Properties shall be automatically terminated and of no further force or effect, in each case without any action by any person or entity and (y) to the extent requested by the Company, PBGC shall take all actions and execute and deliver all instruments, documents and agreements reasonably necessary or reasonably desirable to evidence the release of the Residual 2019 Contribution Liens on all Craftsman Mortgaged Properties and the termination of all Craftsman Mortgages.

(ii) The Parties hereby agree that no (A) disposition by the Company or any of its Subsidiaries primarily of any Craftsman Mortgaged Properties or (B) incurrence by the Company or any of its Subsidiaries of any Indebtedness primarily secured by any Craftsman Mortgaged Properties shall, in any case set forth in clauses (A) and (B) (any such transaction, an “Exempt Transaction”), count against any cap calculation set forth in the definition of “Material Transaction” (or constitute a Material Transaction); and

(iii) PBGC hereby agrees that it shall not initiate an ERISA Section 4042 involuntary termination of either Pension Plan for which the consummation of any Exempt Transaction is a material basis.

(b) The consents set forth above shall be effective only in the specific instances and for the specific purposes for which they are given, and such consents shall not entitle the Company or any other Sears Party or Payor to any other or further consent in any similar or other circumstances. The consents set forth above shall be limited precisely as written and shall not be deemed to (i) be a waiver or modification of any other term or condition of the PPPFA or any other Transaction Document or (ii) prejudice any right or remedy which PBGC may now have or may have in the future under or in connection with the PPPFA or any other Transaction Document.

2. Contribution and Application of Funds. The Parties hereby agree as follows, effective on the Deposit Date, and notwithstanding any provision of the PPPFA, the Craftsman Consent, the REMIC Amendment or any other Transaction Document to the contrary:

(a) Section 3(d) of the REMIC Amendment is amended and restated in its entirety as follows:

“on or before December 15, 2018, unless PBGC shall have validly issued a notice to the Escrow Agent pursuant to Section 3.2(c) of the Amended Consent Escrow Agreement, the Escrow Agent, pursuant to the terms of the Amended Consent Escrow Agreement and in accordance with instructions provided by the Designated Financial Institution (as defined in the Craftsman Consent), shall contribute all or a portion of the remaining funds in the Escrow Account (including, without limitation, any portion of the REMIC Payment (as defined REMIC Amendment), the cash payment made pursuant to the DPPP Purchase Agreement (as defined in the Craftsman Consent), the Required Deposit (as defined in the Amendment to Transaction Documents, dated as of August 30, 2018, entered into by the Parties) and returns on investment of the foregoing) (the “Remaining Funds”), in an amount at least equal to the lesser of (x) the entire amount of Remaining Funds and (y) 90% of the estimated amount (as determined by the actuary for the Pension Plans) required as of the date of such contribution to satisfy in full all estimated Minimum Funding Obligations for all plan years of the Pension Plans up to and including the plan year beginning December 1, 2018, to either or both of the Pension Plans (with the timing of such contribution(s) (subject to the limits set forth in this Section 3(d)), the allocation of such contribution(s) between the Pension Plans, and the designation of such contribution(s) to particular plan years to be determined by the Designated Financial Institution acting in its sole and absolute discretion); provided that, in the event that the applicable limit is as set forth in clause (y) above, on or before April 1, 2019, unless PBGC shall have validly issued a notice to the Escrow Agent pursuant to Section 3.2(c) of the Amended Consent Escrow Agreement, the Escrow Agent, pursuant to the terms of the Amended Consent Escrow Agreement and in accordance with instructions provided by the Designated Financial Institution, shall contribute all or a portion of the remaining Remaining Funds in an amount at least equal to the lesser of (x) the entire amount of the remaining Remaining Funds and (y) the estimated amount (as determined by the actuary for the Pension Plans) required as of the date of such contribution to satisfy in full all estimated Minimum Funding Obligations for all plan years of the Pension Plans up to and including the plan year beginning December 1, 2018, to either or both of the Pension Plans (with the timing of such contribution(s) (subject to the limits set forth in this Section 3(d)), the allocation of such contribution(s) between the Pension Plans, and the designation of such contribution(s) to particular plan years to be determined by the Designated Financial Institution acting in its sole and absolute discretion);”

(b) Section 3(e) of the REMIC Amendment is amended and restated in its entirety as follows:

“on or before December 15, 2019, unless PBGC shall have validly issued a notice to the Escrow Agent pursuant to Section 3.2(c) of the Amended Consent Escrow Agreement, the Escrow Agent shall, pursuant to the terms of the Amended Consent Escrow Agreement and in accordance with instructions provided by the Designated Financial Institution, contribute all remaining Remaining Funds in the Escrow Account to either or both of the Pension Plans on or before December 15, 2019 (with the timing of such contribution(s) (subject to the limits set forth in this Section 3(e)), the allocation of such contribution(s) between the Pension Plans, and the designation of such contribution(s) to particular plan years to be determined by the Designated Financial Institution acting in its sole and absolute discretion);”

(c) Section 3(f) of the REMIC Amendment is deleted in its entirety.

3. Amendments to the Security Agreement. Effective upon the occurrence of the Effective Date, the Parties hereby amend the Security Agreement (as defined in the Craftsman Consent) as follows:

(a) Section 13 of the Security Agreement is amended and restated in its entirety as follows:

PPPFA, Consent, etc. Notwithstanding any other provision of this Security Agreement except Section 15, the rights of the Parties hereunder are subject to the provisions of the Consent, including the provisions thereof pertaining to the rights and responsibilities of Grantor and Secured Party. In the event that any provision of this Security Agreement except Section 15 is in conflict with the terms of the Consent, the Consent shall control.

(b) Section 15 of the Security Agreement is amended and restated in its entirety as follows:

Termination; Assignment, etc. Upon the termination of the PPPFA, the security interest created in Section 2(a), along with the security interest created by Section 2(c) with respect to Section 2(a), shall terminate. Upon either (a) receipt by either of the Pension Plans of the final Quarterly Contingent Payment or (b) such time as there no longer exists any UBL with respect to both of the Pension Plans, this Security Agreement, the security interests created by Section 2(b), and any security interest created by Section 2(c) with respect to Section 2(b) shall also terminate. In either such termination event, the Secured Party agrees to execute such releases of liens on the applicable Collateral as Grantor may reasonably request at Grantor’s sole expense. No waiver by any Party of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion. In the event of a sale or assignment of part or all of the Secured Obligations by the Secured Party, Secured Party may assign or transfer its rights and interest under this Security Agreement in whole or in part to the purchaser or purchasers of such Secured Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights of the Secured Party hereunder.

4. Amendment to Amended Consent Escrow Agreement. The Company and PBGC shall use commercially reasonable efforts (which efforts shall not require the payment of any amounts, incurrence of any liabilities or giving of any other consideration of any kind) to enter into (and to cause the Escrow Agent to enter into) an amendment to the Amended Consent Escrow Agreement making conforming changes consistent with the terms of this Amendment and otherwise reasonably acceptable to each of the Company and PBGC as soon as reasonably practicable following the Effective Date.

5. Conditions Precedent. Except to any extent otherwise expressly provided herein, this Amendment shall become effective upon the execution and delivery hereof (or counterparts hereof) by each of the Company, the other Sears Parties, and PBGC (such date, the “Effective Date”).

6. Intent of the Parties. For the avoidance of doubt, the parties to this Amendment intend that funds generated from the monetization of the Craftsman Mortgaged Properties (by sale, financing, sale/leaseback or other transaction similar to the foregoing) and contributed to the Escrow Account or either Pension Plan (or otherwise contributed to the Escrow Account or either Pension Plan) in accordance with the terms of this Amendment and Schedule 1 hereto shall be on account of and in exchange for the release of the Residual 2019 Contribution Liens.

7. Miscellaneous.

(a) This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties.

(b) Nothing in this Amendment shall constitute a waiver (by laches or otherwise) or abrogation of any Forbearance Termination Event that exists and is ongoing as of the date hereof.

(c) This Amendment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

(d) This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York (excluding any conflicts-of-law rule or principle that might refer same to the laws of another jurisdiction). The terms of Sections 11.02, 11.04 and 11.12 of the PPPFA are incorporated herein by reference, with any necessary conforming change, and the Parties agree to such terms.

(e) This Amendment shall not be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification is made in accordance with the terms and provisions of Section 11.06 of the PPPFA. After giving effect to this Amendment, except as expressly set forth herein, each Transaction Document as amended hereby shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of PBGC under any Transaction Document or otherwise.

(f) This Amendment is a Transaction Document. The Company and each other Sears Party hereby expressly reaffirms that, except as expressly set forth herein, (i) it is bound by all terms of the PPPFA and the other Transaction Documents (each as amended hereby) applicable to it and (ii) it is responsible for the observance and full performance of its respective obligations thereunder.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

SEARS HOLDINGS CORPORATION

By:	/s/ Robert A. Riecker

Name:	Robert A. Riecker
Title:	Chief Financial Officer

SEARS, ROEBUCK AND CO.

By:	/s/ Robert A. Riecker

Name:	Robert A. Riecker
Title:	Chief Financial Officer

SEARS BRANDS, L.L.C.

By:	/s/ Robert A. Riecker

Name:	Robert A. Riecker
Title:	Vice President

KCD IP, LLC

By:	/s/ Robert A. Riecker

Name:	Robert A. Riecker
Title:	Vice President

SEARS ROEBUCK ACCEPTANCE CORP.

By:	/s/ Robert A. Riecker

Name:	Robert A. Riecker
Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT]

PENSION BENEFIT GUARANTY CORPORATION

By:	/s/ Jim Donofrio

Name:	Jim Donofrio
Title:	Acting Chief of Negotiations and
Restructuring

[SIGNATURE PAGE TO AMENDMENT]

Schedule 1

Payor / Mortgagor	Deposit Amount
Sears Roebuck & Co.	$18,058,501
Kmart Corp.	$4,718,193
Innovel Solutions, Inc.	$9,223,306

Total =	$32,000,000